Exhibit (d)(4)

                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     between
                         BOSTON MANAGEMENT AND RESEARCH
                                       and
                            FOX ASSET MANAGEMENT, LLC
                                       for
                        EATON VANCE SMALL-CAP VALUE FUND


     AGREEMENT made this 13th day of April, 2004, between Boston Management and Research, a Massachusetts business trust (the "Adviser"), and Fox Asset Management, LLC, a Delaware limited liability corporation (the "Sub-Adviser").

     WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the "Advisory Agreement") with Eaton Vance Special Investment Trust (the "Trust"), on behalf of Eaton Vance Small-Cap Value Fund (the "Fund"), relating to the provision of portfolio management services to the Fund; and

     WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers; and

     WHEREAS, the Adviser and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Adviser and the Sub-Adviser agree as follows:

     1. Duties of the Sub-Adviser. The Adviser hereby employs the Sub-Adviser to act as investment adviser for and to manage the investment and reinvestment of the assets of the Fund and to administer its investment affairs, subject to the supervision of the Adviser and the Trustees of the Trust, for the period and on the terms set forth in this Agreement.

     (a) The Sub-Adviser hereby accepts such employment and undertakes to afford to the Fund the advice and assistance of the Sub-Adviser's organization in the choice of investments and in the purchase and sale of securities for the Fund and to furnish, for the use of the Fund, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund and for administering its affairs and to pay the salaries and fees of all officers and Trustees of the Trust who are members of the Sub-Adviser's organization and all personnel of the Sub-Adviser performing services relating to research and investment activities. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

     (b) The Sub-Adviser shall provide the Fund with such investment management and supervision as the Trust may, from time to time, consider necessary for the proper supervision of the Fund's investments. As investment adviser to the Fund, the Sub-Adviser shall furnish continuously an investment program and shall determine, from time to time, what securities and other investments shall be acquired, disposed of or exchanged and what portion of the Fund's assets shall be held uninvested, subject always to the applicable restrictions of the Declaration of Trust, By-Laws and registration statement of the Trust under the Investment Company Act of 1940, all as from time to time amended. The Sub-Adviser is authorized, in its discretion and without prior consultation with the Adviser or the Trust, to buy, sell, and otherwise trade in any and all types of securities, commodities and investment instruments on behalf of the Fund. Should the Trustees of the Trust at any time, however, make any specific

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determination  as to investment  policy for the Fund and notify the  Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Sub-Adviser shall take, on behalf of the Trust, all actions that it deems necessary or desirable to implement the investment policies of the Trust and the Fund.

     (c) The Sub-Adviser shall place all orders for the purchase or sale of portfolio securities for the account of the Fund either directly with the issuer or with brokers or dealers selected by the Sub-Adviser, and, to that end, the Sub-Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser shall use its best efforts to seek to execute security transactions at prices that are advantageous to the Fund and (when a disclosed commission is being charged) at reasonably competitive commission rates. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Sub-Adviser, and the Sub-Adviser is expressly authorized to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that the Sub-Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. Subject to the requirement set forth in the second sentence of this paragraph, the Sub-Adviser is authorized to consider, as a factor in the selection of any broker or dealer with whom purchase or sale orders may be placed, the fact that such broker or dealer has sold or is selling shares of the Fund, or any other series of the Trust, or of any one or more investment companies sponsored by the Sub-Adviser, the Adviser, or their affiliates.

     (d) The Sub-Adviser shall furnish such reports, evaluations, information or analyses to the Trust and the Adviser as the Trust's Board of Trustees or the Adviser may reasonably request from time to time, or as the Sub-Adviser may deem to be desirable.

     2. Compensation of the Sub-Adviser. For the services, payments and facilities to be furnished hereunder by the Sub-Adviser, to the extent the Adviser receives at least such amount from the Fund pursuant to the Advisory Agreement, the Sub-Adviser shall be entitled to receive from the Adviser compensation in an amount equal to the following of the average daily net assets of the Fund throughout each month:

      Average Daily Net                               Annual Fee Rate
    Assets for the Month                              (For Each Level)
    --------------------                              ----------------
    Up to $500 million                                   0.75000%
    $500 million but less than $1 billion                0.71875%
    $1 billion but less than $2.5 billion                0.68750%
    $2.5 billion but less than $5 billion                0.65625%
    $5 billion and over                                  0.62500%

Such compensation shall be paid monthly in arrears on the last business day of each month. The Fund's daily net assets shall be computed in accordance with the Declaration of Trust of the Trust and any applicable votes and determinations of the Trustees of the Trust. In case of initiation or termination of the Agreement during any month with respect to the Fund, the fee for that month shall be based on the number of calendar days during which it is in effect.

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     The  Sub-Adviser  may, from time to time,  waive all or a part of the above compensation.

     3. Allocation of Charges and Expenses. It is understood that, pursuant to the Advisory Agreement, the Fund will pay all expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser under the Advisory Agreement, which expenses payable by the Fund shall include, without limitation, (i) expenses of maintaining the Fund and continuing its existence; (ii) registration of the Trust under the Investment Company Act of 1940; (iii) commissions, spreads, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments; (iv) auditing, accounting and legal expenses; (v) taxes and interest; (vi) governmental fees; (vii) expenses of issue, sale and redemption of shares;
(viii) expenses of registering and qualifying the Fund and its shares under federal and state securities laws and of preparing and printing registration statements or other offering statements or memoranda for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund and of the Fund's principal underwriter, if any, as broker-dealer or agent under state securities laws; (ix) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations therefor; (x) expenses of reports to governmental officers and commissions; (xi) insurance expenses; (xii) association membership dues; (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Fund (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values); (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Fund; (xv) expenses for servicing shareholder accounts; (xvi) any direct charges to shareholders approved by the Trustees of the Trust; (xvii) compensation and expenses of Trustees of the Trust who are not members of the Adviser's or the Sub-Adviser's organizations; (xviii) all payments to be made and expenses to be assumed by the Fund pursuant to any one or more distribution plans adopted by the Trust on behalf of the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940; and (xix) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees, officers, and shareholders with respect thereto.

     4. Other Interests. It is understood that Trustees and officers of the Trust and shareholders of the Fund are or may be or become interested in the Sub-Adviser as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Sub-Adviser are or may be or become similarly interested in the Fund, and that the Sub-Adviser may be or become interested in the Fund as a shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Sub-Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) that the Sub-Adviser may organize, sponsor, or acquire, or with which it may merge or consolidate, and which may include the words "Fox Asset" or any combination thereof as part of their name, and that the Sub-Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

     5. Limitation of Liability of the Sub-Adviser. The services of the Sub-Adviser to the Adviser for the benefit of the Fund are not to be deemed to be exclusive, the Sub-Adviser being free to render services to others and engage in other business activities. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Adviser or the Trust or any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the acquisition, holding, or disposition of any security or other investment.

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     6. Duration and Termination of this Agreement.  This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including March 31, 2005 and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after March 31, 2005 is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Sub-Adviser, the Adviser, or the Trust cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated as to the Fund without the payment of any penalty by (i) the Adviser, subject to the approval of the Trustees of the Trust; (ii) the vote of the Trustees of the Trust; (iii) the vote of a majority of the outstanding voting securities of the Fund at any annual or special meeting; or (iv) the Sub-Adviser, in each case on sixty (60) days' written notice. This Agreement shall terminate automatically in the event of its assignment or in the event that the Advisory Agreement shall have terminated for any reason.

     7. Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Sub-Adviser, the Adviser, or the Trust cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund.

     8. Limitation of Liability. The Sub-Adviser expressly acknowledges the provision in the Declarations of Trust of the Trust and of the Adviser limiting the personal liability of trustees, officers and shareholders of the Fund and the Adviser, respectively, and the Sub-Adviser hereby agrees that it shall have recourse to the Trust or the Adviser, respectively, for payment of claims or obligations as between the Trust or the Adviser, respectively, and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the trustees, officers, or shareholders of the Trust or the Adviser.

     9. Certain Definitions. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940, as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. The term "vote of a majority of the outstanding voting securities" shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund.

     10. Miscellaneous.

     (a) If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     (b) This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

     (c) This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written.

                                    BOSTON MANAGEMENT AND RESEARCH


                                    By:  /s/ Alan R. Dynner
                                         ----------------------------
                                         Vice President
                                         and not individually

                                    FOX ASSET MANAGEMENT, LLC


                                    By:  /s/ J. Peter Skirkanich
                                         ----------------------------
                                         Name:  J. Peter Skirkanich
                                         Title: President


Acknowledged and agreed to as of the day and year first above written:

EATON VANCE SPECIAL INVESTMENT TRUST
(on behalf of Eaton Vance Small-Cap Value Fund)


By:  /s/ Thomas E. Faust Jr.
     ------------------------
               President







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